Ex99_26_(h) i. i2

AMENDMENT NO. 7 TO PARTICIPATION AGREEMENT

Pursuant to the Participation Agreement, made and entered into as of the 4th day of September, 1998, and as amended on August 19, 1999 and April 1, 2000, November 17, 2000 and November 16, 2001, May 1, 2003, and September 2003, by and among MFS® Variable Insurance Trustsm, Massachusetts Mutual Life Insurance Company and Massachusetts Financial Services Company, the parties do hereby agree to amend Schedule A as attached hereto:

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to the Participation Agreement to be executed in its name and on its behalf by its duly authorized representative. The Amendment shall take effect on August 1, 2004.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By its authorized officer,

By:	/s/ David O’Leary
Title:	11/10/04 SVP

MFS VARIABLE INSURANCE TRUST, On behalf of the Portfolios By its authorized officer,

By:	/s/ James R. Bordewick, Jr.
JAMES R. BORDEWICK, JR.,
Title:	Assistant Secretary

MASSACHUSETTS FINANCIAL SERVICES COMPANY By its authorized officer,

By:	/s/ Jeffrey N. Carp
Jeffrey N. Carp
Title:	Senior Vice President

As of August 1, 2004

SCHEDULE A

ACCOUNTS, POLICIES AND PORTFOLIOS

SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account	Portfolios Applicable to Policies
Massachusetts Mutual Variable Life Separate Account I	SL10, SL9, GVUL	MFS New Discovery Series MFS Emerging Growth Series MFS Research Series

	VUL	MFS Investors Trust Series MFS New Discovery Series

	VUL II	MFS Investors Trust Series MFS New Discovery Series

	SVUL	MFS Investors Trust Series MFS New Discovery Series

	SVUL II	MFS Investors Trust Series MFS New Discovery Series

	VUL Guard	MFS Investors Trust Series MFS New Discovery Series

	Survivorship VUL Guard	MFS Investors Trust Series MFS New Discovery Series

Panorama Premier
Massachusetts Mutual Variable Annuity Separate Account 4	Panorama Passage MassMutual Artistry MassMutual Transitions MassMutual Transitions Select MassMutual Evolution	MFS Investors Trust Series MFS New Discovery Series